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                      AMES DEPARTMENT STORES, INC.           Exhibit 20 - A
                        JANUARY RESULTS VS. PLAN                Page 2 of 2
                            MANAGEMENT FORMAT
                              (In Millions)

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                                        Jan 1995 (Unaud)  Total Fiscal 1994
                                          Actual  Plan (a)  Actual  Plan (a)
CASH FLOW SUMMARY:
Beg. Unrestricted Cash & Cash Equiv.       $59.1    $37.8    $16.5    $26.9

Cash Generated from (Used in) Operations:
   Net Income (Loss)                       (11.2)   (11.5)    17.0     22.1
   Non-Cash Income Tax Prov (Ben)           (4.2)    (5.5)     8.2     11.4
   Other                                    (0.7)     0.6      5.9      6.8
                                        ------------------------------------
Cash from Operations                       (16.1)   (16.4)    31.1     40.3

Changes in Working Capital:
   FIFO Inventory (increase) decrease       (0.1)   (11.9)    12.0     31.1
   Trade Payables increase (decrease)       (3.3)    18.4     56.6     16.3
   All Other                               (10.6)   (14.8)    (6.0)   (15.8)
                                        ------------------------------------
Net Changes in Working Capital             (14.0)    (8.3)    62.6     31.6

Capital Expenditures                        (0.7)    (0.4)   (24.5)   (32.0)

Decrease in Rest. Cash & Cash Equiv.         0.2      0.2     54.0     58.3

Other:
   Short-Term Borrow. (Pymts) - Revolver       -     15.0    (15.4)    (5.0)
   Payments of Capital Leases               (0.4)    (0.3)    (4.0)    (3.8)
   Payments on Long-Term Debt                0.3     (1.2)   (83.8)   (82.5)
   Increase in Deferred Financing Costs        -        -     (8.1)    (7.4)
                                        ------------------------------------
Total Other                                 (0.1)    13.5   (111.3)   (98.7)
                                        ------------------------------------

Unrestricted Cash Increase (Decrease)      (30.7)   (11.4)    11.9     (0.5)
                                        ------------------------------------

Ending Unrestricted Cash & Cash Equiv.     $28.4    $26.4    $28.4    $26.4
                                        ====================================
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(a) As reported on Form 8-K dated May 27, 1994.


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